Exhibit 99.1

TIVITY HEALTH REPORTS FIRST-QUARTER 2020 RESULTS

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GENERATED $47 MILLION IN CASH FLOW FROM OPERATIONS IN THE QUARTER

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ANNOUNCES EXPLORATION OF STRATEGIC ALTERNATIVES FOR NUTRITION SEGMENT

NASHVILLE, Tenn. (May 6, 2020) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the first quarter ended March 31, 2020.

“Both our Healthcare and Nutrition business units performed well during January, February, and the first two weeks of March. While the coronavirus pandemic impacted our business beginning in mid-March, the momentum early in the quarter, the strength of our brands, and the ingenuity of our colleagues allowed us to pivot and deliver a solid first quarter,” said Bob Greczyn, Tivity Health’s Interim Chief Executive Officer.

First Quarter Highlights and Business Update:

•	The Healthcare Business Unit exceeded adjusted EBITDA guidance;
•	The Nutrition Business Unit exceeded revenue and adjusted EBITDA guidance driven by new customer growth in Nutrisystem;
•	Accelerated and expanded digital capabilities and virtual offerings to keep SilverSneakers members focused on health, activity, and social connectivity;
•	Innovated with health plan partners and other agencies to create broader nutrition and fitness offerings;
•

Initiated cost reductions including the furlough of 13% of the workforce, reduction of base salaries for highly compensated employees for approximately four months, and reduction of board cash compensation; and

•	Enhanced liquidity further with working capital management and tax savings under the CARES Act.

Mr. Greczyn continued, “Several key Nutrisystem metrics trended positively in the first quarter including new customer starts, cost to acquire customers, and average price per order, as well as others. While our Healthcare business has been recently pressured as a result of nearly all our partner locations being closed due to the pandemic, our team promptly implemented innovative and meaningful methods to continue to serve the members of our fitness programs through a variety of virtual settings.  Early 2020 momentum coupled with our team’s thoughtful cost management actions delivered a strong cash flow quarter and enhanced our liquidity position.  I believe that our response and the actions taken over the past several weeks will set the Company up for success and help to partially offset any near-term financial impact. We will continue to be diligent in our actions to ensure the long-term success of the company.”

TVTY Reports First-Quarter Results

May 6, 2020

Exploration of Strategic Alternatives for the Nutrition Business

“Since February 2020, the Board of Directors has been engaged in a comprehensive review of the Company’s long-term strategy, including reviewing the company’s core capabilities and ability to best deliver increased shareholder value through actions that would improve our balance sheet and best focus management on the creation of value. The Board has come to the conclusion to explore strategic alternatives with respect to the Nutrition business, including a possible transaction,” said Anthony Sanfilippo, Chairman of the Board of Tivity Health. “We have engaged Lazard as the Company’s financial advisor.”

CEO Search Update

“Tivity Health’s CEO search is well underway,” said Mr. Sanfilippo. “We’ve been pleased by the interest in leading our company from a group of highly qualified individuals. We expect the search will be successfully concluded in the near term.”

Outlook

“Given the rapidly evolving nature of COVID-19, we are withdrawing our guidance for 2020,” said Mr. Greczyn. “We remain confident in our business model and believe in the strength and resilience of our brands. While there are challenges to navigate in the near term, we believe our fundamentals, as well as our end-markets, are solid and the long-term prospects for our business remain intact.”

First Quarter 2020 Financial Information

Dollars in millions, except per-share data

See pages 11-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended March 31,
	2020	2019 (1)

Revenues	$337.7	$214.1
Net Income (Loss)	$(198.1)	$4.2
Adjusted EBITDA	$28.8	$39.5
Adjusted EBITDA Margin	8.5%	18.4%
(Basic) Diluted Earnings (Loss) Per Share	$(4.08)	$0.10
Adjusted Earnings Per Share	$(0.12)	$0.51
Cash Flows from Operating Activities	$47.0	$5.2
Free Cash Flow	$42.1	$1.3
(1)Includes results from the Nutrition segment since its acquisition on March 8, 2019 forward.

Total revenues in the first quarter of $337.7 million increased $123.6 million, or approximately 58%, compared to the first quarter of 2019 driven by a full quarter of Nutrition segment revenues, representing an increase of $120.4 million, and an increase in Healthcare segment revenues of $3.2 million.

Net loss in the first quarter of $(198.1) million included a non-cash impairment charge of $(199.5) million in the Nutrition segment, which lowered the carrying amount of goodwill by $(119.5) million and the Nutrisystem tradename by $(80.0) million.  The adverse change in market conditions resulting from the COVID-19 pandemic prompted management to conduct an impairment evaluation and ultimately drove the

TVTY Reports First-Quarter Results

May 6, 2020

majority of the impairment charge recorded.  The Company does not expect this non-cash impairment charge to have an impact on future operations, or affect its liquidity, cash flows from operating activities, or compliance with the financial covenants in its credit agreement.

Adjusted EBITDA was $28.8 million for the first quarter, representing a decrease of $10.7 million compared to the first quarter of 2019.  This decrease was driven primarily by a full quarter of Nutrition segment results, representing a decrease of $14.8 million, partially offset by an increase in Healthcare segment Adjusted EBITDA of $4.1 million.

Healthcare Segment

Dollars in millions

	Three Months Ended March 31,
	2020	2019

Healthcare Revenues	$159.7	$156.5
Healthcare Adjusted EBITDA	$30.2	$26.1
Healthcare Adjusted EBITDA Margin	18.9%	16.7%

First quarter revenues in the Healthcare segment increased by $3.2 million in 2020 compared to the first quarter of 2019, primarily as a result of an increase in Prime Fitness revenue of $4.1 million driven by an increase in average subscribers.  While SilverSneakers revenue ended the first quarter slightly down compared to the prior year, year-to-date SilverSneakers revenue through February 2020 increased approximately $11 million, or 13.7%, compared to the same period in the prior year.

Adjusted EBITDA for the Healthcare segment in the first quarter of 2020 increased by $4.1 million.  Adjusted EBITDA margin improved by 220 basis points, primarily driven by a reduction in marketing expense, professional fees, and employee bonus expense.

Nutrition Segment

Dollars in millions

	Three Months Ended	24-day Day Period Post-Acquisition	Nutrisystem, Inc. 2019 Prior to Acquisition
	March 31, 2020	(3/8/19 – 3/31/19)	(1/1/19 – 3/7/19) (2)

Nutrition Revenues	$178.0	$57.6	$134.0
Nutrition Adjusted EBITDA	($1.4)	$13.3	($8.3)
Nutrition Adjusted EBITDA Margin	(0.8%)	23.1%	(6.2%)

(2) Reflects results from January 1, 2019 through March 7, 2019, prior to the Company’s acquisition of Nutrisystem on March 8, 2019.  These results are excluded from the Company’s reported results for the first quarter of 2019.  Adjusted EBITDA for the period January 1, 2019 through March 7, 2019 excludes $17.1 million of acquisition, integration, and project costs.

Revenues and Adjusted EBITDA in the Nutrition segment were $178.0 million and ($1.4) million, respectively, for the first quarter.  Nutrisystem DTC revenue of $155.6 million was down 1% year over year with new customer growth up approximately 4% over the same period, indicating that the program and messaging is resonating with consumers. While the average selling price for Nutrisystem DTC was down year over year, it was partially offset by gains in length of stay.

TVTY Reports First-Quarter Results

May 6, 2020

As Americans’ priorities shifted in mid-March due to the COVID-19 pandemic, the Nutrition segment pivoted messaging to focus on the ability to deliver healthy meals, shakes, and snacks to the home.  Since the new TV spots and digital creative launched in late March, customer response and program orders have been strong and exceeded expectations.  This trend continued through April and into May.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers and referencing code 4784066 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 4784066, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Nutrisystem®, Prime® Fitness, Wisely WellTM, South Beach Diet®, and WholeHealth Living®.  We are actively addressing the social determinants of health, defined as the conditions in which we work, live and play. From improving health outcomes to reversing the narrative on inactivity, food insecurity, social isolation and loneliness, we are making a difference and are transforming the way we do health. Learn more at TivityHealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 11-12.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the Company’s statements regarding its future financial performance. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic and the closure of fitness centers in our national network) on the Company’s business, operations or liquidity; the risk that the significant indebtedness incurred in connection with the acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the

TVTY Reports First-Quarter Results

May 6, 2020

variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the risks associated with changes in macroeconomic conditions (including the impacts of any recession resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the risk that the Company’s exploration of strategic alternatives for the Nutrition business unit will be unsuccessful in identifying or consummating any strategic alternative that yields additional value for the Company’s stockholders, or that such exploration adversely affects the Nutrition business unit or the Company as a whole; the risk that the Company is unable to achieve the strategic benefits, synergies and growth opportunities that were anticipated in connection with the acquisition of Nutrisystem, either in a timely manner or at all; counterparty risk associated with the Company’s interest rate swap agreements; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the impact of any additional impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with potential failures of the Company’s information systems, including as a result of telecommuting issues associated with the Company’s employees working remotely; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or the Company’s information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company’s, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, e-commerce, advertising, and privacy and security laws; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model during adverse situations (e.g., during a crisis, disaster, or pandemic), which may negatively impact productivity and cause other disruptions to the Company’s business; the effectiveness of the reorganization of the Company’s business and the Company’s ability to realize the anticipated benefits; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of revenues from a limited number of the Company’s Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with its Healthcare segment customers and/or the Company’s fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact

TVTY Reports First-Quarter Results

May 6, 2020

on the Company’s results of operations; the ability of the Company’s Healthcare segment health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain paid subscribers in its Prime Fitness program; the impact of severe or adverse weather conditions, the current COVID-19 pandemic, and the potential emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s marketing and advertising programs; loss of, or disruption in the business of, any of the Company’s food suppliers or the Company’s fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health- or advertising-related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss, or a reduction of orders for Company products by any such third-party retailers or reduced promotion by such third-party retailers of Company products; the Company’s ability to continue to develop innovative weight loss programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact the Company’s customer acquisition costs; failure to attract spokespersons or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; the seasonality of the business of the Company’s Nutrition segment, particularly with respect to diet season; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the Company’s Nutrition segment; a significant portion of the Company’s Nutrition segment revenue depends on the Company’s ability to sustain subscriptions of its Nutrition segment’s programs, and cancellations could impact the Company’s future operating results; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Investor Relations Contact:

Bob East, Westwicke

(443) 213-0500

Tivity@Westwicke.com

TVTY Reports First-Quarter Results

May 6, 2020

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$83,034	$2,486
Accounts receivable, net	80,931	97,596
Inventories	32,350	36,407
Prepaid expenses	12,774	18,255
Other current assets	8,195	6,993
Total current assets	217,284	161,737

Property and equipment, net of accumulated depreciation of $47,960 and $42,510 respectively	53,006	52,909
Right-of-use assets, operating leases	38,433	41,518
Right-of-use assets, finance leases	1,518	1,680
Intangible assets, net	600,613	689,686
Goodwill, net	535,135	654,635
Other assets	22,294	23,740
Total assets	$1,468,283	$1,625,905

Current liabilities:
Accounts payable	$62,931	$46,480
Accrued salaries and benefits	7,585	13,071
Accrued liabilities	62,352	56,068
Deferred revenue	15,284	12,037
Current portion of operating lease liabilities	12,928	13,131
Current portion of finance lease liabilities	634	624
Current portion of other long-term liabilities	14,317	4,947
Total current liabilities	176,031	146,358

Long-term debt	1,087,599	1,048,127
Long-term operating lease liabilities	26,923	30,321
Long-term finance lease liabilities	917	1,080
Long-term deferred tax liability	138,014	160,846
Other long-term liabilities	31,175	12,263

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 48,444,821 and 48,156,786 shares outstanding, respectively	48	48
Additional paid-in capital	503,049	504,419
Accumulated deficit	(435,371)	(237,284)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(31,920)	(12,091)
Total stockholders' equity	7,624	226,910
Total liabilities and stockholders' equity	$1,468,283	$1,625,905

TVTY Reports First-Quarter Results

May 6, 2020

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Services	$159,692	$156,527
Products	177,963	57,567
Total revenues	337,655	214,094

Cost of revenue:
Services (exclusive of depreciation of $1,831 and $382, respectively, included below)	115,148	113,842
Products (exclusive of depreciation and amortization of $10,671 and $1,626, respectively, included below)	84,009	26,496
Total cost of revenue	199,157	140,338

Marketing expenses	87,072	24,149
Selling, general and administrative expenses	28,009	27,186
Depreciation and amortization	14,763	3,582
Impairment loss	199,500	—
Restructuring and related charges	742	1,591
Operating income	(191,588)	17,248

Interest expense	21,664	7,666
Income (loss) before income taxes	(213,252)	9,582

Income tax expense (benefit)	(15,146)	5,368
Net income (loss)	(198,106)	4,214

Earnings (loss) per share:
Basic	$(4.08)	$0.10
Diluted (1)	$(4.08)	$0.10

Comprehensive income (loss)	$(217,935)	$4,214

Weighted average common shares and equivalents:
Basic	48,613	42,745
Diluted (1)	48,613	43,183

(1)	The impact of potentially dilutive securities for the three months ended March 31, 2020 was not considered because the impact would be anti-dilutive.

TVTY Reports First-Quarter Results

May 6, 2020

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(198,106)	$4,214
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,763	3,582
Amortization and write-off of deferred loan costs	1,212	900
Amortization of debt discount	1,095	389
Share-based employee compensation expense	824	2,359
Impairment of goodwill and intangible assets	199,500	—
Deferred income taxes	(16,031)	4,355
Decrease (increase) in accounts receivable, net	16,665	(31,123)
Decrease in inventory	4,057	6,025
Decrease in other current assets	4,746	168
Increase in accounts payable	12,612	6,555
Decrease in accrued salaries and benefits	(4,852)	(767)
Increase in other current liabilities	5,501	5,576
Increase in deferred revenue	3,247	2,309
Other	1,790	660
Net cash flows provided by operating activities	$47,023	$5,202

Cash flows from investing activities:
Acquisition of property and equipment	$(4,875)	$(3,898)
Business acquisitions, net of cash acquired	—	(1,062,818)
Net cash flows used in investing activities	$(4,875)	$(1,066,716)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$160,325	$1,274,925
Payments of long-term debt	(123,000)	(167,134)
Payments related to tax withholding for share-based compensation	(2,795)	(342)
Exercise of stock options	601	234
Deferred loan costs	—	(30,189)
Principal payments related to financing leases	(152)	(11)
Change in cash overdraft and other	3,421	902
Net cash flows provided by financing activities	$38,400	$1,078,385

Effect of exchange rate changes on cash	$—	$(16)

Net increase in cash and cash equivalents	$80,548	$16,855

Cash and cash equivalents, beginning of period	$2,486	$1,933

Cash and cash equivalents, end of period	$83,034	$18,788

TVTY Reports First-Quarter Results

May 6, 2020

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

(In thousands)
	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Healthcare	Nutrition	Total Segments	Healthcare	Nutrition	Total Segments

Revenues	$159,692	$177,963	$337,655	$156,527	$57,567	$214,094

Consolidated income (loss) before income taxes			$(213,252)			$9,582

Acquisition and integration costs			2,791			17,052
Impairment loss			199,500			—
CEO transition costs			2,586			—
Restructuring and related charges			742			1,591
Interest expense			21,664			7,666
Depreciation and amortization			14,763			3,582
Adjusted EBITDA	$30,242	$(1,448)	$28,794	$26,129	$13,344	$39,473

TVTY Reports First-Quarter Results

May 6, 2020

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Net Income (Loss), GAAP Basis (in thousands)

	Three Months Ended March 31, 2020	% of Revenue	Three Months Ended March 31, 2019	% of Revenue
Adjusted EBITDA, non-GAAP basis (1)	$28,794	8.5%	$39,473	18.4%
Acquisition, integration, and CEO transition costs (2)	(5,377)		(17,052)
Restructuring charges (3)	(742)		(1,591)
Impairment loss (4)	(199,500)		—
EBITDA, non-GAAP basis (5)	$(176,825)		$20,830
Depreciation and amortization	(14,763)		(3,582)
Interest expense	(21,664)		(7,666)
Income tax benefit (expense)	15,146		(5,368)
Net income (loss), GAAP basis	$(198,106)		$4,214

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes acquisition, integration, and CEO transition costs, restructuring charges, and impairment loss from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)

Acquisition, integration, and CEO transition costs consists of pre-tax charges of $5,377 and $17,052 for the three months ended March 31, 2020 and 2019, respectively, incurred in connection with the acquisition and integration of Nutrisystem and the termination in February 2020 of our former CEO.

(3)

Restructuring charges consists of pre-tax charges of $742 and $1,591 for the three months ended March 31, 2020 and 2019, respectively, primarily related to a restructuring of corporate support infrastructure and of executive leadership.

(4)

Impairment loss consists of pre-tax charges of $80,000 and $119,500 for the three months ended March 31, 2020 related to an impairment of the Nutrisystem tradename and goodwill allocated to the Nutrition segment, respectively.

(5)

EBITDA is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income (loss) determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis

to Net Cash Flows Provided by Operating Activities, GAAP Basis (in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Free cash flow, non-GAAP basis (6)	$42,148	$1,304
Acquisition of property and equipment	4,875	3,898
Net cash flows provided by operations, GAAP basis	$47,023	$5,202

(6)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The

TVTY Reports First-Quarter Results

May 6, 2020

Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Adjusted Earnings (Loss) Per Share (“EPS”), Non-GAAP Basis

to EPS, GAAP Basis (footnote amounts in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Adjusted EPS, non-GAAP basis (7)	$(0.12)	$0.51
Net loss attributable to acquisition, integration, CEO transition, and restructuring costs (8) (13)	(0.09)	(0.32)
Net loss attributable to impairment loss (9) (13)	(3.71)	—
Net loss attributable to amortization of intangible assets (10) (13)	(0.14)	(0.02)
Loss attributable to tax adjustments (11) (13)	(0.02)	(0.06)
EPS (loss), GAAP basis (12) (13)	$(4.08)	$0.10

(7)

Adjusted EPS is a non-GAAP financial measure.  The Company excludes net loss attributable to acquisition, integration, CEO transition, and restructuring costs, impairment loss, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(8)

Net loss attributable to acquisition, integration, CEO transition, and restructuring costs consists of pre-tax charges of $6,119 and $18,643 for the three months ended March 31, 2020 and 2019, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem, the termination in February 2020 of our former CEO, and a restructuring of our corporate support infrastructure and executive leadership.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(9)

Net loss attributable to impairment loss consists of pre-tax charges totaling $199,500 for the three months ended March 31, 2020 related to an impairment of the Nutrisystem tradename and goodwill allocated to the Nutrition segment.  Of this amount, $80,000 is a temporary difference with a corresponding deferred tax liability established in purchase accounting.  The tax benefit rate applied to the temporary portion of the charge was 24.1%, which represented the combined estimated U.S. federal and state statutory tax rate for the Nutrition segment.  No tax benefit is recorded for the permanent portion of the charge.

(10)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $9,073 and $1,320 for the three months ended March 31, 2020 and 2019, respectively, related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to these expenses was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(11)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate related to the acquisition of Nutrisystem, arising from certain nondeductible expenses for the three months ended March 31, 2020 and 2019 as well as the revaluation of deferred tax assets during the three months ended March 31, 2019.

(12)	Figures may not add due to rounding.
(13)	The impact of potentially dilutive securities for the three months ended March 31, 2020 was not considered because the impact would be anti-dilutive.